Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Valero Energy Corporation and subsidiaries:

We consent to the incorporation by reference in the registration statements, as amended, on Form S-3 (Registration Nos. 333-157867 and 333-202635) and Form S-8 (Registration Nos. 333-31709, 333-31721, 333-31723, 333-31727, 333-81858, 333-106620, 333-118731, 333-125082, 333-129032, 333-136333, 333-174721, and 333-205756) of Valero Energy Corporation and subsidiaries, of our reports dated February 23, 2017, with respect to the consolidated balance sheets of Valero Energy Corporation and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Valero Energy Corporation and subsidiaries.

/s/ KPMG LLP

San Antonio, Texas
February 23, 2017